Exhibit 10.42

Williams Industrial Services Group Inc.

Restricted Shares Award Agreement

Notice of Restricted Shares Award

Williams Industrial Services Group Inc. (the “Company”) grants to the Grantee named below the following number of restricted shares (the “Restricted Shares”), as of the Date of Grant set forth below (the “Date of Grant”).  This grant of Restricted Shares is a stand-alone award, separate and apart from, and outside of, the Williams Industrial Services Group Inc. 2015 Equity Incentive Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan.  However, capitalized terms used but not defined in the Agreement shall have the meanings given to those terms in the Plan.

Name of Grantee: [Name]

Date of Grant: January 22, 2019

Number of Restricted Shares:[        ]

Vesting Schedule:

DateNumber of Shares

January 22, 2020[        ]

January 22, 2021[        ]

January 22, 2022[        ]

January 22, 2023[        ]

Terms of Agreement:

1. Grant of Restricted Shares.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement, and in consideration of past services which have a value in excess of the par value of the Restricted Shares, the Company hereby grants to the Grantee as of the Date of Grant the total number of Restricted Shares set forth above.  Any certificates evidencing the Restricted Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until the Restricted Shares have become vested in accordance with Section 2.

2. Vesting.  The Restricted Shares granted under this Agreement shall vest in four installments as set forth above (each a “Vesting Date”) subject to the Grantee continuing to serve as a member of the Board as of the applicable Vesting Date.  Notwithstanding anything herein to the contrary, upon the death or Disability of the Grantee, the Grantee shall be vested in that number of Restricted Shares equal to the product of (i) the number of unvested Restricted Shares that otherwise would have vested had the Grantee remained on the Board through the first Vesting Date following such termination, multiplied by (ii) a fraction equal to the number of days that the Grantee served on the Board since the immediately preceding Vesting Date (or, if none, since the Date of Grant) over 365.  For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long term disability plan.

3.Forfeiture of Restricted Shares.  The Restricted Shares that have not yet vested pursuant to Section 2 (and any right to unpaid dividends under Section 5 with respect to the Restricted Shares) shall be forfeited automatically without further action or notice if the Grantee ceases to serve as a member of the Board prior to a Vesting Date, except as otherwise provided in Section 2.

4. Nontransferability.  Prior to the applicable Vesting Date, the Restricted Shares granted pursuant to this Agreement may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise.  Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

5. Dividend, Voting and Other Rights.  Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares.  Notwithstanding the foregoing, the payment of dividends or distributions on the Restricted Shares shall be subject to the following rules:

(a)Cash Dividends.  Any cash dividends or distributions paid with respect to Restricted Shares that have not yet vested will be subject to the same restrictions on transferability and the possibility of forfeiture to the Company as the Restricted Shares to which the cash dividends or distributions relate.  To facilitate the enforcement of this provision, any such cash dividends or distributions paid with respect to unvested Restricted Shares will be held by the Company or its agent designated for that purpose until such time as the Restricted Shares to which the cash dividends or distributions relate become vested or are forfeited.   To the extent that the Restricted Shares become vested in accordance with Section 2 hereof, the cash dividends or distributions with respect thereto will be paid or transferred to the Grantee (without interest) within 30 calendar days after the date that the Restricted Shares become vested. To the extent the Restricted Shares are forfeited in accordance with Section 3 hereof, all of the Grantee’s right, title and interest in and to such cash dividends or distributions with respect thereto will automatically be forfeited by the Grantee and transferred to the Company.  The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to this Section 5(a).  The obligations of the Company under this Section 5(a) will be merely that of an unfunded and unsecured promise of the Company to deliver cash in the future, subject to the terms and conditions herein, and the rights of the Grantee to such cash payment will be no greater than that of an unsecured general creditor.    Any cash paid to the Grantee pursuant to this Section 5(a) shall be reported on the Grantee’s Form 1099-MISC as compensation income for services as a director.

(b)In-Kind Distributions.  Any additional Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

6. Compliance with Laws.

(a) Taxes.  The Grantee shall be liable and responsible for all taxes owed in connection with the Restricted Shares, including the awarding and vesting thereof.  The Company does not commit and is under no obligation to structure the Restricted Shares to reduce or eliminate the Grantee’s tax liability.

(b) Securities Law Compliance.  The Grantee understands that each certificate evidencing the Restricted Shares will bear a legend in substantially the following form, which the Grantee has read and understands:

THESE SECURITIES HAVE NOT BEEN ISSUED PURSUANT TO A REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS..

(c)General.  No Restricted Shares shall be delivered unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Restricted Shares.

7. Miscellaneous.

(a)  Discretion of the Board.  Unless otherwise explicitly provided herein, the Board, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Agreement and the underlying Restricted Shares, as it deems necessary or desirable, in its sole and unfettered discretion.  Such determinations and interpretations shall be binding and conclusive with respect to the Company, the Grantee and any person claiming an interest in the Restricted Shares under or through the Grantee.

(b) No Right to Reelection.  Nothing contained in this Agreement shall confer upon the Grantee any right to be nominated for reelection by the Company’s stockholders, or any right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(c)Amendment.  This Agreement may only be modified or amended by a writing signed by both parties.

(d) Notices.  Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

Williams Industrial Services Group Inc.

Attention: General Counsel

100 Crescent Centre Parkway, Suite 1240

Tucker, GA 30084

if to the Grantee: the address of the Grantee most recently provided to the Company,

or to such other address as either party may designate under the provisions hereof.

(e) Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersedes all prior written or oral communications, representations and negotiations in respect thereto.

(f) Successors and Assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(g) Applicable Law; Severability.  All rights and obligations under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(h) Paragraph Headings; Rules of Construction.  The paragraph headings used in this Agreement are for convenience of reference, and are not to be construed as part of this Agreement.  The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(i)Use of Grantee’s Information.  Information about the Grantee and the Grantee’s participation in this Agreement may be collected, recorded and held, used and disclosed for any purpose related to the administration of this Agreement.  The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Agreement in any one or more of the ways referred to above.

(j) Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Agreement.  The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to Laura Payne, Director Financial Reporting, this consent shall be effective for the duration of the Agreement.  The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge.  The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Agreement.

(k) Fractional Shares.  Fractional Shares will be subject to rounding conventions adopted by the Company from time to time; provided that in no event will the total shares issued exceed the total Restricted Shares granted under this award.

(l) No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(m) Counterparts.  This Agreement may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

(n)Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Board shall cause there to be an equitable adjustment in the number and kind of Shares subject to this Agreement to prevent dilution or enlargement of the rights of the Grantee. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Board may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights.

(o)Change in Control.

(i)Board Discretion.  The Board may, in its sole discretion and without the consent of the Grantee, determine whether and to what extent outstanding Restricted Shares under this Agreement shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such award shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 7(n) of this Agreement.

(ii)Award is Assumed.  To the extent the Restricted Shares under this Agreement are assumed, converted or replaced by the resulting entity in the event of a Change in

Control (or, if the Company is the resulting entity, to the extent such award is continued by the Company) as provided in Section 7(o)(i), then the Restricted Shares shall continue to vest on the Vesting Date as provided herein, based on the Grantee’s continued employment. Notwithstanding the preceding sentence, if the Grantee incurs a Qualified Termination, then upon such termination all outstanding Restricted Shares shall vest in full.

(iii)Award is not Assumed.  To the extent outstanding Restricted Shares under this Agreement are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such award is not continued by the Company) in accordance with Section 7(o)(i), then effective immediately prior to the Change in Control, all outstanding Restricted Shares shall vest in full immediately prior to the Change in Control.

(iv)Cancellation Right.  The Board may, in its sole discretion and without the consent of the Grantee, provide that any outstanding Restricted Shares under this Agreement (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the Fair Market Value of the Shares subject to the outstanding Restricted Shares.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant.

WILLIAMS INDUSTRIAL SERVICES GRP INC.

By: /s/TRACY PAGLIARA

Tracy Pagliara

President and Chief Executive Officer

 By executing this Agreement, you acknowledge that a copy of the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) have been received by you, and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Laura Payne, Director Financial Reporting at 770-879-4576, to request a paper copy of the Prospectus Information at no charge.

GRANTEE

_________________________________

Signature

Date:  ___________________________